For Period Ending 12/31/08
File No. 811-2224

Item 77C.  Submission of matters to a vote of security holders

A Special Meeting of Shareholders of MML Series Investment Fund (the “Trust”) was held on August 15, 2008.  Notice of the meeting, and a Proxy Statement, were distributed on or about July 14, 2008 to shareholders of record as of June 10, 2008.  The results of the vote on the matters submitted to shareholders at the Special Meeting are as follows:

Proposal 1:
To elect Richard H. Ayers, Allan W. Blair, Mary E. Boland, Richard W. Greene, R. Alan Hunter, Jr., Robert E. Joyal, F. William Marshall, Jr. and Elaine A. Sarsynski as Trustees for an indefinite term of office.

Proposal 1: Election of Trustees	Shares	Shares For	%	Withhold	%
Richard H. Ayers	392,658,693.506	375,395,173.010	95.603	17,263,520.496	4.397
Allan W. Blair	392,658,693.506	375,756,833.774	95.696	16,901,859.732	4.304
Mary E. Boland	392,658,693.506	374,877,132.116	95.471	17,781,561.390	4.529
Richard W. Greene	392,658,693.506	375,357,324.809	95.594	17,301,368.697	4.406
R. Alan Hunter, Jr.	392,658,693.506	375,640,324.701	95.666	17,018,368.805	4.334
Robert E. Joyal	392,658,693.506	375,863,032.236	95.723	16,795,661.270	4.277
F. William Marshall, Jr.	392,658,693.506	375,250,843.035	95.567	17,407,850.471	4.433
Elaine A. Sarsynski	392,658,693.506	375,505,430.568	95.632	17,153,262.938	4.368

Proposal 2:	To approve an Amendment to the Agreement and Declaration of Trust of the Trust to permit each Fund to issue additional classes of shares.

Proposal 2: Approval of Amendment to Agreement and Declaration of Trust to permit each Fund to issue additional classes of shares	Shares	Shares For	% of Out- Standing shares	Against	% of Out- Standing shares	Abstain	% of Out- Standing shares
MML Aggressive Allocation Fund	2,504,750.163	2,260,902.337	90.265	243,847.826	9.735	.000	.000
MML Asset Allocation Fund	23,467,059.597	21,551,185.576	91.836	1,236,604.216	5.269	679,269.805	2.895
MML Balanced Allocation Fund	5,922,567.952	5,559,531.142	93.870	280,168.759	4.731	82,868.051	1.399
MML Blue Chip Growth Fund	11,073,960.924	10,778,554.096	97.332	232,934.985	2.104	62,471.843	.564
MML Conservative Allocation Fund	2,933,303.904	2,327,339.099	79.342	533,288.689	18.180	72,676.116	2.478
MML Emerging Growth Fund	2,455,548.324	2,153,005.509	87.679	253,700.449	10.332	48,842.366	1.989
MML Equity Income Fund	40,416,589.667	37,503,865.899	92.793	2,074,878.772	5.134	837,844.996	2.073
MML Foreign Fund	29,838,823.439	27,005,966.858	90.506	2,017,957.058	6.763	814,899.523	2.731
MML Growth & Income Fund	25,380,577.699	23,106,860.708	91.042	1,750,499.109	6.897	523,217.882	2.061
MML Growth Allocation Fund	28,594,933.408	26,221,225.901	91.699	1,885,900.832	6.595	487,806.675	1.706
MML Growth Equity Fund	2,364,119.888	2,105,762.485	89.072	237,787.531	10.058	20,569.872	.870
MML Income & Growth Fund	13,259,288.423	11,739,329.975	88.537	883,065.123	6.660	636,893.325	4.803
MML Large Cap Growth Fund	6,037,670.358	5,318,359.072	88.086	515,223.609	8.534	204,087.677	3.380
MML Large Cap Value Fund	21,874,156.405	19,657,347.125	89.866	1,636,680.932	7.482	580,128.348	2.652
MML Mid Cap Growth Fund	25,578,329.048	23,099,848.424	90.310	1,852,886.529	7.244	625,594.095	2.446
MML Mid Cap Value Fund	43,875,579.032	40,520,403.287	92.353	2,515,193.333	5.733	839,982.412	1.914
MML Moderate Allocation Fund	18,083,042.665	15,538,340.928	85.928	1,764,041.275	9.755	780,660.462	4.317
MML NASDAQ-100® Fund	1,888,793.524	1,751,915.704	92.753	83,118.148	4.401	53,759.672	2.846
MML Small Cap Growth Equity Fund	15,197,313.794	13,990,303.897	92.058	872,312.801	5.740	334,697.096	2.202
MML Small Cap Index Fund	5,710,504.801	5,088,333.940	89.105	410,073.444	7.181	212,097.417	3.714
MML Small/Mid Cap Value Fund	28,063,416.078	25,592,540.934	91.195	1,851,866.401	6.599	619,008.743	2.206

Proposal 3:	To approve an Amendment to the Agreement and Declaration of Trust of the Trust to allow the Board of Trustees to authorize fund mergers without shareholder approval.

Proposal 3: Approve an amendment to Agreement and Declaration of Trust to allow the Board of Trustees to authorize fund mergers without shareholder approval	Shares	Shares For	% of Out- Standing shares	Against	% of Out- Standing shares	Abstain	% of Out- Standing shares
MML Aggressive Allocation Fund	2,504,750.163	1,538,218.909	61.412	777,916.544	31.058	188,614.710	7.530
MML Asset Allocation Fund	23,467,059.597	19,349,601.827	82.454	3,281,257.562	13.983	836,200.208	3.563
MML Balanced Allocation Fund	5,922,567.952	5,104,409.256	86.186	792,328.224	13.378	25,830.472	.436
MML Blue Chip Growth Fund	11,073,960.924	10,348,638.913	93.450	602,551.453	5.441	122,770.558	1.109
MML Concentrated Growth Fund	11,554,520.815	9,934,390.959	86.053	1,263,460.616	10.944	346,669.240	3.003
MML Conservative Allocation Fund	2,933,303.904	2,027,741.187	69.128	905,562.717	30.872	.000	.000
MML Emerging Growth Fund	2,455,548.324	2,057,383.428	83.785	365,873.403	14.900	32,291.493	1.315
MML Equity Income Fund	40,416,589.667	34,677,658.513	85.801	4,714,212.622	11.664	1,024,718.532	2.535
MML Equity Index Fund	21,971,687.552	18,288,294.282	83.236	2,986,191.322	13.591	697,201.948	3.173
MML Foreign Fund	29,838,823.439	24,464,144.125	81.988	4,454,838.390	14.929	919,840.924	3.083
MML Global Fund	4,622,156.046	3,842,358.528	83.129	655,982.095	14.192	123,815.423	2.679
MML Growth & Income Fund	25,380,577.699	20,515,316.376	80.831	3,980,824.451	15.684	884,436.872	3.485
MML Growth Allocation Fund	28,594,933.408	22,592,899.954	79.010	5,640,642.472	19.726	361,390.982	1.264
MML Growth Equity Fund	2,364,119.888	1,868,027.333	79.016	445,202.585	18.831	50,889.970	2.153
MML Income & Growth Fund	13,259,288.423	10,436,197.211	78.709	2,078,400.695	15.675	744,690.517	5.616
MML Large Cap Growth Fund	6,037,670.358	4,879,861.067	80.824	889,978.449	14.740	267,830.842	4.436
MML Large Cap Value Fund	21,874,156.405	17,978,526.349	82.191	3,248,264.917	14.850	647,365.139	2.959
MML Mid Cap Growth Fund	25,578,329.048	21,375,157.861	83.567	3,360,180.978	13.137	842,990.209	3.296
MML Mid Cap Value Fund	43,875,579.032	37,191,973.227	84.767	5,562,855.512	12.679	1,120,750.293	2.554
MML Moderate Allocation Fund	18,083,042.665	13,469,244.074	74.485	3,585,911.173	19.831	1,027,887.418	5.684
MML NASDAQ-100® Fund	1,888,793.524	1,580,088.896	83.656	260,123.348	13.772	48,581.280	2.572
MML Small Cap Growth Equity Fund	15,197,313.794	12,918,905.089	85.008	1,886,009.360	12.410	392,399.345	2.582
MML Small Cap Index Fund	5,710,504.801	4,514,104.220	79.049	903,110.394	15.815	293,290.187	5.136
MML Small/Mid Cap Value Fund	28,063,416.078	23,227,205.624	82.767	4,090,159.324	14.575	746,051.130	2.658